Exhibit 99.1
FOR IMMEDIATE RELEASE
TRANSATLANTIC RECEIVES LETTER FROM NATIONAL INDEMNITY REINSTATING
$52 PER SHARE ALL-CASH PROPOSAL TO ACQUIRE THE COMPANY
PROPOSAL DOES NOT FAIRLY VALUE TRANSATLANTIC
POSTS UPDATED INVESTOR PRESENTATION TO WEBSITE
NEW YORK — September 19, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic” or “the Company”) today announced that on September 16, 2011, the Company received a letter from National Indemnity Company (“National Indemnity”), a member of the group of insurance companies of Berkshire Hathaway Inc. (NYSE: BRK.A, BRK.B), reinstating National Indemnity’s previous proposal to acquire Transatlantic for $52.00 per share in cash.
On September 16, 2011, the Company announced that its preliminary estimate of book value per share at the end of the third quarter was $69.00 to $70.00. The Transatlantic Board of Directors believes that selling Transatlantic for cash at the substantial discount to book value represented by the National Indemnity proposal simply would not deliver fair value to its stockholders. National Indemnity has neither increased its opportunistic $52 per share proposal nor shown interest in conducting full due diligence or holding discussions that could lead to a higher offer.
The letter from National Indemnity states that the offer is open for acceptance until the close of business on Monday, September 19, 2011 and that National Indemnity will not be renewing its offer. Transatlantic and National Indemnity remain under a confidentiality agreement, and, while further talks may occur, no further talks are currently scheduled.
Transatlantic also announced that it posted an investor presentation to its website regarding its assessment of current industry dynamics, its strategic review process and its views on proposals to acquire the Company. Investors can access the presentation at www.transre.com by clicking on the “Investor Information” tab and selecting “Presentations.” The presentation has also been filed with the Securities and Exchange Commission (“SEC”) and is available on the SEC’s website at www.sec.gov.
Below is the full text of the letter that National Indemnity sent to Transatlantic on September 16, 2011:
September 16, 2011

Mr. Robert Orlich President & CEO Transatlantic Holdings, Inc. 80 Pine Street New York, NY 10005

Dear Bob:

Given that Transatlantic and Allied World have now mutually terminated their merger agreement, I am pleased to reinstate our proposal for National Indemnity Company to acquire all the outstanding shares of Transatlantic for a cash price of $52.00 a share. This offer is not subject to any financing contingencies or due diligence requirements.

We have as you know reviewed the Allied World merger agreement, and we propose to essentially follow the terms and conditions of that agreement, including the terms and conditions of the break-up fee payable to us under various scenarios. We will obviously have to modify the Allied World agreement in light of the cash nature of our proposal, and otherwise make sensible revisions, such as pushing back the deadlines by 90 days, etc. In short, however, I am confident the Allied World merger agreement can quickly be revised into a merger agreement that would reflect our agreed terms.

This offer is open for acceptance until the close of business on Monday, September 19, 2011. I believe, and hope you agree, that this timeframe is reasonable given the substantial time period you and the Board have had to consider my earlier letter, even though for technical reasons you may not have been in a position at that time to be more forthcoming in responding to us.

Finally, I want to confirm to you that, should this proposal not be accepted by the Transatlantic Board, (1) we will not approach the Transatlantic shareholders directly with a proposal; and (2) we will not be renewing this offer.

I hope you and the Board conclude that this offer is in the best interest of Transatlantic shareholders, and I look forward to hearing from you.

Regards,

/s/ Ajit Jain President
Goldman, Sachs & Co. and Moelis & Co. LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.
About Transatlantic Holdings, Inc.
Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
Visit — www.transre.com — for additional information about Transatlantic.
Cautionary Note regarding Forward-Looking Statements
This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by risks that the terminated merger agreement with Allied World Assurance Company Holdings, AG disrupts current plans and operations; risks that the unsolicited Validus exchange offer, Validus consent solicitation and/or National Indemnity proposal disrupts current plans and operations; the ability to retain key personnel; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors; and other risks detailed in the “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.
Additional Information About the Validus Exchange Offer
This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the exchange offer commenced by Validus, Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus Exchange Offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Additional Information about the Validus Consent Solicitation
On September 14, 2011, Validus filed a preliminary consent solicitation statement with the SEC relating to Validus’ proposals to, among other things, remove all of Transatlantic’s directors and nominate three new directors to the Transatlantic board of directors. Transatlantic will file with the SEC a consent revocation statement (the “Statement”) in connection with Validus’ solicitation of written consents. Investors and security holders are urged to read the Statement and other documents, when they become available, as they will contain important information. All documents, including the Statement, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Participants in the Solicitation
Transatlantic, its directors and executive officers may be deemed to be participants in a solicitation of Transatlantic’s stockholders in connection with the Validus consent solicitation. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders. Additional information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, will be contained in the Statement.
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Contacts:

Investors:
Thomas V. Cholnoky
Transatlantic Holdings, Inc.
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com
or
Tom Gardiner / 1-212-440-9872
Donna Ackerly / 1-212-440-9837
Georgeson Inc.
transatlantic@georgeson.com
Media:
Steve Frankel/Eric Bonach
Joele Frank, Wilkinson Brimmer Katcher
1-212-355-4449
sfrankel@joelefrank.com
ebonach@joelefrank.com
or
Anthony Herrling/JoAnne Barrameda
Brainerd Communicators
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com